FOURTH AMENDMENT TO
                              AMENDED AND RESTATED
                       CERTIFICATE OF LIMITED PARTNERSHIP
                                       OF
                GEODYNE ENERGY INCOME LIMITED PARTNERSHIP I-D

      The undersigned, desiring to amend its Amended and Restated Certificate of Limited Partnership pursuant to the Oklahoma Revised Uniform Limited Partnership Act, as amended, 54 O.S. ss.301 et seq. (Supp.1999) (the "Act"), does hereby state:

      1. The name of the limited partnership is Geodyne Energy Income Limited Partnership I-D (the "Partnership").

      2. The dates of filing of the Certificate of Limited Partnership and all amendments thereto are as follows:

                        Name                                           Date
                        ----                                           ----

      Agreement and Certificate of Limited Partnership                12/20/85
      Amended and Restated Agreement and Certificate of                 3/6/86
            Limited Partnership
      First Amendment to Amended and Restated Agreement                 2/9/87
            and Certificate of Limited Partnership
      Second Amendment to Amended and Restated Agreement               5/20/87
            and Certificate of Limited Partnership
      Third Amendment to Amended and Restated Agreement                8/24/87
            and Certificate of Limited Partnership
      Fourth Amendment to Amended and Restated Agreement              11/24/87
            and Certificate of Limited Partnership
      Amended and Restated Certificate of Limited                      3/10/89
            Partnership
      First Amendment to Amended and Restated Certificate              2/25/93
            of Limited Partnership
      Second Amendment to Amended and Restated Certificate             7/19/96
            of Limited Partnership
      Third Amendment to Amended and Restated Certificate             12/29/99
            of Limited Partnership

3. The Third Amendment to Amended and Restated Certificate of Limited Partnership dated December 27, 1999, and filed with the Oklahoma Secretary of State on December 29, 1999, stated that the latest date upon which the limited partnership is to dissolve is December 31, 2001. Pursuant to its terms, the Amended and Restated Certificate and Agreement of Limited Partnership dated March 4, 1986 (the "Partnership Agreement") was amended on November 14, 2001, to state that the latest date upon which the Partnership is to dissolve is December 31, 2003, provided that the General Partner may extend the term of the Partnership for up to three additional periods of two years each pursuant to the provisions of the Partnership Agreement.

      Therefore, the Amended and Restated Certificate of Limited Partnership is hereby revised to state that the latest date on which the Partnership is to dissolve is December 31, 2003, subject to extension as set forth in the Partnership's Partnership Agreement.

      Dated:  November 14, 2001.

                                                GEODYNE RESOURCES, INC.
                                                General Partner


                                          By:   /s/ Dennis R. Neill
                                                --------------------------
                                                Dennis R. Neill, President



                                      -2-